                                                                EXHIBIT 10(l)(3)





                               TRANSFER AGREEMENT





                            DATED NOVEMBER 15, 1995



                                     AMONG



                         WALKER MANUFACTURING COMPANY,
                 A DIVISION OF TENNESSEE GAS PIPELINE COMPANY,
                       A DELAWARE CORPORATION ("WALKER");
                       WALKER ELECTRONIC MUFFLERS, INC.,
                       A DELAWARE CORPORATION ("WEM");
                     NOISE CANCELLATION TECHNOLOGIES, INC.,
                        A DELAWARE CORPORATION ("NCT");
                               NCT MUFFLER, INC.,
                       A DELAWARE CORPORATION ("NCT-M");
                       CHAPLIN PATENTS HOLDING CO., INC.,
                      A DELAWARE CORPORATION ("CPH"); AND
                    WALKER NOISE CANCELLATION TECHNOLOGIES,
                    A NEW YORK GENERAL PARTNERSHIP ("WNCT")

                               TRANSFER AGREEMENT

                            DATED NOVEMBER 15, 1995

                                     AMONG

                         WALKER MANUFACTURING COMPANY,
                 A DIVISION OF TENNESSEE GAS PIPELINE COMPANY,
                       A DELAWARE CORPORATION ("WALKER");
                       WALKER ELECTRONIC MUFFLERS, INC.,
                       A DELAWARE CORPORATION ("WEM");
                    NOISE CANCELLATION TECHNOLOGIES, INC.,
                        A DELAWARE CORPORATION ("NCT");
                               NCT MUFFLER, INC.,
                       A DELAWARE CORPORATION ("NCT-M");
                       CHAPLIN PATENTS HOLDING CO., INC.,
                      A DELAWARE CORPORATION ("CPH"); AND
                    WALKER NOISE CANCELLATION TECHNOLOGIES,
                    A NEW YORK GENERAL PARTNERSHIP ("WNCT")


                               TABLE OF CONTENTS


INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I                 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

         1.01             Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.02             Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.03             Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.04             Bulk Transfer Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.05             Cash Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.06             Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.07             Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.08             Closing Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.09             Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.10             Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.11             CPH License Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.12             Knowledge of the NCT Parties  . . . . . . . . . . . . . . . . . . . . . . .  3
         1.13             License Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.14             Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.15             NCT Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.16             NCT Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.17             NCT License Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         1.18             NCT-M Partnership Interest  . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.19             Original Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.20             Original Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.21             Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.22             Replacement Certificate . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.23             Restructuring Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.24             Stock Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.25             Straddle Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.26             Subject Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.27             Sublease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

         1.28             Support, Research and Development Agreement . . . . . . . . . . . . . . . .  4
         1.29             Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         1.30             Transferred Employees . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.31             Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         1.32             WNCT Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE II                TRANSFERS BY NCT PARTIES; LIABILITIES . . . . . . . . . . . . . . . . . . .  5

         2.01             Transfer of NCT-M Partnership Interest  . . . . . . . . . . . . . . . . . .  5
         2.02             Transfer of Inventory and Equipment . . . . . . . . . . . . . . . . . . . .  5
         2.03             Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE III               ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

         3.01             License and Royalty Agreements  . . . . . . . . . . . . . . . . . . . . . .  6
         3.02             Sublease Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         3.03             Mutual Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE IV                CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

         4.01             Cash Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         4.02             Stock Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         4.03             Acknowledgement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE V                 CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

         5.01             Time and Place of Closing . . . . . . . . . . . . . . . . . . . . . . . . .  7
         5.02             NCT Parties' Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         5.03             Deliveries by WEM to NCT Parties  . . . . . . . . . . . . . . . . . . . .   10

ARTICLE VI       WARRANTIES AND REPRESENTATIONS
                            OF NCT PARTIES.   . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

         6.01             Organization and Qualification of CPH . . . . . . . . . . . . . . . . . .   12
         6.02             Organization and Qualification of NCT . . . . . . . . . . . . . . . . . .   12
         6.03             Organization and Qualification of NCT-M . . . . . . . . . . . . . . . . .   12
         6.04             Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . .   12
         6.05             Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . .   12
         6.06             No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         6.07             Ownership of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         6.08             Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         6.09             Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         6.10             No Infringements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         6.11             Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         6.12             Restrictive Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         6.13             Condition of Certain Assets . . . . . . . . . . . . . . . . . . . . . . .   15
         6.14             Absence of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . .   15
         6.15             Accuracy of Representations and Warranties  . . . . . . . . . . . . . . .   15

ARTICLE VII      REPRESENTATIONS AND WARRANTIES
                          OF WALKER AND WEM . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

         7.01             Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         7.02             Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . .   15

ARTICLE VIII              EMPLOYMENT MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

         8.01             Limited Restrictive Covenant Release  . . . . . . . . . . . . . . . . . .   16

ARTICLE IX                OTHER COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

         9.01             Development Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         9.02             Termination of Original Agreements  . . . . . . . . . . . . . . . . . . .   16
         9.03             Boet System Actif . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         9.04             Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         9.05             Liability for Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         9.06             Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         9.07             Bulk Transfer Law Requirements  . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE X                 GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

         10.01            Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         10.02            Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         10.03            Non-Exclusive Forum . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         10.04            Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         10.05            Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         10.06            Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         10.07            Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         10.08            Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         10.09            Assignment Restriction  . . . . . . . . . . . . . . . . . . . . . . . . .   21
         10.10            Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         10.11            Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21


                             SCHEDULES AND EXHIBITS

                 Exhibit 1.08              Closing Statement
                 Exhibit 1.11              CPH License Agreement
                 Schedule 1.15             NCT Equipment
                 Schedule 1.16             NCT Inventory
                 Exhibit 1.17              NCT License Agreement
                 Schedule 1.19             Original Agreements
                 Exhibit 1.24              Replacement Lease Agreement
                 Exhibit 1.27              Form of Sublease
                 Exhibit 1.28              Support, Research and
                                             Development Agreement
                 Exhibit 3.03              Mutual Release Agreement
                 Schedule 4.01             Wire Transfer Instructions
                 Exhibit 5.02(a)           Assignment of Partnership
                                               Interest
                 Exhibit 5.02(b)           Bill of Sale
                 Exhibit 5.02(k)           Certificate of President of CPH
                 Exhibit 5.02(l)           Certificate of President of NCT
                 Exhibit 5.02(m)           Certificate of President of
                                                   NCT-M
                 Exhibit 5.03(g)-1         Certificate of Walker
                 Exhibit 5.03(g)-2         Certificate of WEM

                 Schedule 6.05             Consents and Approvals
                 Schedule 6.07             Ownership of Assets
                 Schedule 6.08             Litigation
                 Schedule 6.10(a)          NCT Infringements
                 Schedule 6.10(b)          Third-Party Infringements
                 Exhibit 9.03              S.A. Andre Boet Arrangements
                 Schedule 9.05             Allocations

                               TRANSFER AGREEMENT




This Agreement is made and entered into this 15th day of November, 1995, by and among the following parties: Walker Manufacturing Company, a division of Tennessee Gas Pipeline Company, a Delaware corporation ("Walker"); Walker Electronic Mufflers, Inc., a Delaware corporation ("WEM"), Noise Cancellation Technologies, Inc., a Delaware corporation ("NCT"), NCT Muffler, Inc., a Delaware corporation ("NCT-M"), Chaplin Patents Holding Co., Inc., a Delaware corporation ("CPH"), and Walker Noise Cancellation Technologies, a New York general partnership ("WNCT"). Walker and WEM are hereinafter sometimes collectively referred to as the "Walker Parties" (and singly a "Walker Party") NCT, NCT-M and CPH are hereinafter sometimes collectively referred to as the "NCT Parties" (and singly as an "NCT Party").

                                  INTRODUCTION

Walker, WEM, NCT and NCT-M entered into a Joint Venture and Partnership Agreement dated November 8, 1989 (which Agreement, as originally entered into and subsequently amended, is hereinafter referred to as the "Partnership Agreement"), for purposes of forming and operating WNCT. Pursuant to the Partnership Agreement, NCT granted certain licenses and sublicenses to WNCT concerning certain patents and other intellectual property. The marketability of the products being developed, manufactured and sold by WNCT is uncertain. NCT-M and NCT desire to withdraw from active participation in the business of WNCT and also desire to sell certain items of inventory and equipment owned by them. NCT-M and NCT also desire to modify the rights and obligations under the aforementioned license and sublicense arrangements. WEM desires to continue to engage in the business which has heretofore been conducted by WNCT and desires to modify the rights and obligations created pursuant to the aforementioned licensed and sublicensed arrangements. This Agreement sets forth the agreements and understandings of the parties concerning the restructuring of their respective rights and obligations concerning WNCT and the aforementioned license and sublicense arrangements.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and understandings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                            ARTICLE I -- DEFINITIONS

                 1.01 Affiliate. The term "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified, together with their respective officers, directors and shareholders.

                 1.02 Agreement. The term "Agreement" shall mean this Agreement, including the introduction, and the schedules and exhibits attached hereto.

                 1.03 Assets. The term "Assets" means, collectively, (i) the NCT Equipment, (ii) the NCT Inventory, (iii) the NCT-M Partnership Interest, and the rights granted under the CPH License Agreement and the NCT License Agreement.

                 1.04 Bulk Transfer Laws. The term "Bulk Transfer Laws" means the statutes, ordinances, regulations or other laws or rules of any country or political jurisdiction thereof pursuant to which any notice or must be given or other action taken by reason of the sale, assignment, transfer of title or transfer of possession of the Assets in order to avoid the creation or continuation of any Lien with respect to the Assets or any imposition of liability upon either of the Walker Parties in connection with the transactions which are contemplated by this Agreement to be consummated at the Closing.

                 1.05 Cash Payment. The term "Cash Payment" shall have the meaning ascribed to it in Section 4.01 below.

                 1.06 Closing. The term "Closing" refers to the event at which the parties enter into the Restructuring Agreements and otherwise take all action necessary to consummate the transactions contemplated by this Agreement to be consummated on the Closing Date.

                 1.07 Closing Date. The term "Closing Date" means the date on which the Closing occurs in accordance with Section 5.01 below.

                 1.08 Closing Statement. The term "Closing Statement" refers to a closing statement in the form attached hereto as EXHIBIT 1.08.

                 1.09 Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor law.

                 1.10 Consent. The term "Consent" (and collectively "Consents") means the written permission, approval or authorization of any person or entity from whom or which such permission, approval or authorization is required for the execution, delivery or performance of one or more of the Restructuring Agreements.

                 1.11 CPH License Agreement. The term "CPH License Agreement" means a license and royalty agreement in the form attached hereto as EXHIBIT 1.11.

                 1.12 Knowledge of the NCT Parties. The term "Knowledge of the NCT Parties" means, with respect to each of the NCT Parties, all matters as to which any of such parties has received notice and also that knowledge which a reasonable and prudent business person would acquire and maintain regarding the operation and conduct of such person's own business and assets, and includes without limitation the knowledge of the following persons with respect to each of the NCT Parties: the chairman, president, any vice president, the secretary, or any other employee or agent of such corporation having responsibility for an operational or staff function who in the normal course of such officer's or other person's responsibility would reasonably be expected to have knowledge of such matter.

                 1.13 License Agreements. The term "License Agreements" means, collectively, the CPH License Agreement and the NCT License Agreement.

                 1.14 Lien. The term "Lien" means any mortgage, pledge, security interest, lease, claim, charge, lien or other encumbrance of any kind, whether of record or arising by operation of law or otherwise, including without limitation liens for unpaid taxes, however arising, and any unconditional sale contract, option, right of first refusal, easement, servitude, title retention contract, transfer restriction or similar arrangement.

                 1.15 NCT Equipment. The term "NCT Equipment" means certain items of equipment owned by NCT, which items are identified on the attached SCHEDULE 1.15.

                 1.16 NCT Inventory. The term "NCT Inventory" means certain items of inventory owned NCT, which items are identified on the attached SCHEDULE 1.16.

                 1.17  NCT License Agreement.  The term "NCT License
Agreement" means a license and royalty agreement in the form attached hereto as
EXHIBIT 1.17.

                 1.18 NCT-M Partnership Interest. The term "NCT-M Partnership Interest" means all partnership interests in WNCT other than the general partnership interest of WEM in WNCT.

                 1.19 Original Agreements. The term "Original Agreements" refers collectively to the Agreements identified on the attached SCHEDULE 1.19.

                 1.20 Original Certificate. The term "Original Certificate" shall have the meaning ascribed to it in Section 4.02 below.

                 1.21 Person. The term "Person" means any natural person, corporation, general partnership, limited partnership, association, court, agency, government, tribunal, instrumentality, commission, arbitrator, board, bureau, or other entity or authority.

                 1.22 Replacement Certificate. The term "Replacement Certificate" shall have the meaning ascribed to it in Section 4.02 below.

                 1.23 Restructuring Agreements. The term "Restructuring Agreements" means collectively this Agreement and all other agreements contemplated in, or required to be executed and delivered pursuant to, this Agreement.

                 1.24 Stock Purchase Agreement. The term "Stock Purchase Agreement" means the Stock Purchase Agreement dated December 14, 1993 between NCT, as the issuer, and Tenneco Automotive, a division of Tennessee Gas Pipeline Company, as the purchaser.

                 1.25 Straddle Period. The term "Straddle Period" means taxable years or periods which commence on or before, and end after, the Closing Date.

                 1.26 Subject Shares. The term "Subject Shares" shall have the meaning ascribed to it in Section 4.02 below.

                 1.27 Sublease. The term "Sublease" means a sublease agreement between NCT and WEM in the form attached hereto as EXHIBIT 1.27.

                 1.28 Support, Research and Development Agreement. The term "Support, Research and Development Agreement" means an agreement in the form attached hereto as EXHIBIT 1.28.

                 1.29 Taxes. The term "Taxes" (and singularly a "Tax") shall mean all federal, state, local or foreign taxes, fees or governmental charges, including without limitation income, gross receipts, profits, franchise, sales, use, occupation, real or personal property, capital, wealth, environmental, severance, production, excise, stamp, transfer, unemployment compensation or workers' compensation, social security, withholding, value added, import duties, payroll and employment related taxes, and all other taxes and charges, of any nature whatsoever, however denominated, including interest thereon, additions, and penalties with respect thereto, imposed by any country or political subdivision thereof.

                 1.30 Transferred Employees. The term "Transferred Employees" means Clay Shipps and Greg Mendoza, who were formerly employed by NCT and who became employees of Walker Manufacturing Company on or about August 1, 1995 at the request of and with the approval of NCT, and Lance Bischoff, who was also formerly employed by NCT and who became an independent contractor of Walker Manufacturing Company on or about August 1, 1995 at the request of and with the approval of NCT.

                 1.31 Transfer Taxes. The term "Transfer Taxes" shall mean all Taxes (other than Taxes measured by net income) incurred or imposed by reason of the sale, assignment, transfer of title or possession of the Assets, regardless upon whom such Taxes are levied or imposed by law, including without limitation sales, excise, use, stamp, documentary, filing, recording, permit, license, authorization, intangible and similar taxes.

                 1.32 WNCT Premises. The term "WNCT Premises" means the premises which are subject to the Sublease.

              ARTICLE II -- TRANSFERS BY NCT PARTIES; LIABILITIES

                 2.01 Transfer of NCT-M Partnership Interest. Subject to the terms and conditions of this Agreement, at the Closing, NCT-M shall, and NCT shall cause NCT-M to, sell, transfer, assign and convey to WEM, and WEM shall purchase and accept from NCT-M, all right, title and interest in and to the NCT-M Partnership Interest, free and clear of all Liens. From and after such transfer of the NCT-M Partnership Interest, neither NCT-M nor any other of the NCT Parties shall be liable to WEM or Walker for **

                 2.02 Transfer of Inventory and Equipment. Subject to the terms and conditions of this Agreement, at the Closing, NCT shall sell, transfer, assign and convey to WEM, and WEM shall purchase and accept from NCT, the NCT Inventory and the NCT Equipment, free and clear of all Liens.





** Material for which confidential treatment has been requested

                 2.03 Liabilities. Without affecting liabilities for which WEM and NCT-M are already responsible by virtue of their respective positions as the existing general partners in WNCT prior to the Closing, neither WEM nor Walker shall assume any claim, debt, liability or obligation, whether absolute or contingent, known or unknown, of any kind or nature, contractual or otherwise, of any of the NCT Parties pursuant to or as a result of the transactions contemplated by any of the Restructuring Agreements.


                      ARTICLE III -- ADDITIONAL AGREEMENTS

                 3.01 License and Royalty Agreements. At the Closing, subject to the terms and conditions of this Agreement, the following agreements will be executed and delivered on behalf of WEM, on the one hand, and on behalf of the NCT Party specified therein, on the other hand:

                 a.    the CPH License Agreement;

                 b.    the NCT License Agreement; and

                 c.    the Support, Research and Development Agreement.

                 3.02 Sublease Arrangements. At the Closing, subject to the terms and conditions of this Agreement, NCT and WEM shall execute the Sublease. In addition, NCT shall deliver to WEM, in form and substance satisfactory to WEM and its counsel, the written consent to the Sublease of West Nursery Land Holding Limited Partnership, the owner and lessor of the real property subject to the Sublease.

                 3.03 Mutual Release. At the Closing, subject to the terms and conditions of this Agreement, the parties hereto shall enter into a mutual release agreement in the form attached hereto as EXHIBIT 3.03.

                          ARTICLE IV -- CONSIDERATION

                 4.01 Cash Payment. As a component of the consideration to be furnished to the NCT Parties by the Walker Parties for the covenants, warranties and representations made in favor of one or both of the Walker Parties pursuant to this Agreement, WEM shall, subject to Section 9.04 below, pay or cause to be paid to the NCT Parties the aggregate sum of $300,000 (the "Cash Payment"), which amount includes:

                 (a) reimbursement for amounts expended or incurred by NCT between March 1, 1995 and the Closing Date for (i) rental payments in connection with the WNCT Premises and (ii) salary and benefits compensation paid to the Transferred Employees and to Scott Miller and Joe Donovan;

                 (b) all amounts owed by Walker, WEM or WNCT to any of the NCT Parties with respect to any matters arising prior to the Closing Date; and

                 (c) consideration for the covenants and undertakings of the NCT Parties in the Restructuring Agreements.

The aforementioned payment shall be made by or on behalf of WEM by a wire transfer on the Closing Date to the account identified in SCHEDULE 4.01 of immediately available funds. Neither of the Walker Parties shall have any duty to ascertain or confirm any allocation or distribution among or to any of the NCT Parties of the Cash Payment.

                 4.02 Stock Transfer. As an additional component of the consideration to be furnished hereunder by the Walker Parties to the NCT Parties, Walker shall cause Tenneco Automotive ("Tenneco Automotive", a division of Tennessee Gas Pipeline Company) to transfer to NCT the 1,110,083 shares (the "Subject Shares") of the NCT common stock originally acquired by Tenneco Automotive pursuant to the Stock Purchase Agreement. Neither of the Walker Parties shall have any duty to ascertain or confirm any allocation or distribution of the Subject Shares to any of the NCT Parties other than such transfer and delivery to NCT. To effect the transfer of the Subject Shares described in this Section 4.02, Walker shall cause Tenneco Automotive to deliver to NCT at the Closing the stock certificate (the "Original Certificate") issued to and held by Tenneco Automotive evidencing the 1,110,083 shares of stock acquired pursuant to the Stock Purchase Agreement, duly endorsed in favor of NCT.

                 4.03 Acknowledgment. The NCT Parties hereby expressly acknowledge that the marketability of the proposed products of WNCT is uncertain. For this and other reasons, the NCT Parties hereby expressly acknowledge that the Cash Payment and the transfer of the Subject Shares made pursuant to this Article IV, together with the value of the royalty rights created pursuant to the License Agreements and the other obligations undertaken by the Walker Parties pursuant to the Restructuring Agreements, constitute fair and adequate consideration to the NCT Parties having not less than a reasonably equivalent value to the assets and rights transferred to the Walker Parties pursuant to the Restructuring Agreements.

                              ARTICLE V -- CLOSING

                 5.01 Time and Place of Closing. The Closing shall take place contemporaneously with the execution and delivery of this Agreement on behalf of all parties hereto at the office of WEM, 111 Pfingsten Road, Deerfield, Illinois.

                 5.02 NCT Parties' Deliveries. At the Closing, the NCT Parties shall deliver or cause to be delivered to WEM, duly executed on behalf of each party thereto other than WEM:

                 (a) An Assignment of Partnership Interest in the form attached hereto as EXHIBIT 5.02(a);

                 (b) A Bill of Sale, in the form of EXHIBIT 5.02(b), and other appropriate instruments of assignment and conveyance in form and substance reasonably satisfactory to WEM and WEM's counsel for the purpose of transferring, assigning and conveying the NCT Inventory and the NCT Equipment to and vesting in WEM all of Seller's right, title and interest (as warranted in this Agreement) in and to the NCT Inventory and the NCT Equipment;

                 (c)   The CPH License Agreement;

                 (d)   The NCT License Agreement;

                 (e)   The Support, Research and Development Agreement;

                 (f) The Sublease, together with the written consent thereto of West Nursery Land Holding Limited Partnership in form and substance satisfactory to WEM;

                 (g) A negotiable warehouse receipt in the form attached hereto as EXHIBIT 5.02(g) covering the items comprising part of the Inventory which are described therein, duly endorsed in favor of WEM, or if no such warehouse receipt exists, other documentation in lieu thereof in form and substance satisfactory to WEM and its counsel;

                 (h) A certificate of good standing of CPH, issued and dated by the Secretary of State of Delaware dated not more than thirty (30) days prior to the Closing Date;

                 (i) A certificate of good standing of NCT, issued and dated by the Secretary of State of Delaware dated not more than thirty (30) days prior to the Closing Date;

                 (j) A certificate of good standing of NCT-M, issued and dated by the Secretary of State of Delaware dated not more than thirty (30) days prior to the Closing Date;

                 (k) A certificate executed by an authorized officer of CPH, dated the Closing Date, in the form attached hereto as EXHIBIT 5.02(k);

                 (l) A certificate executed by an authorized officer of NCT, dated the Closing Date, in the form attached hereto as EXHIBIT 5.02(l);

                 (m) A certificate executed by an authorized officer of NCT-M, dated the Closing Date, in the form attached hereto as EXHIBIT 5.02(m);

                 (n) A true and correct copy of the following with respect to CPH, duly certified as of the Closing Date by the Secretary of CPH: (i) its articles of incorporation,
                       (ii) its by-laws, (iii) all resolutions duly adopted by the Board of Directors of CPH authorizing the execution and delivery of such of the Restructuring Agreements as are to be executed and delivered by CPH and the consummation of the transactions contemplated thereby, and (iv) an incumbency statement identifying the officer(s) authorized to execute and deliver such of the Restructuring Agreements and such other items as are to be delivered by CPH;

                 (o) A true and correct copy of the following with respect to NCT, duly certified as of the Closing Date by the Secretary of NCT: (i) its articles of incorporation,
                       (ii) its by-laws, (iii) all resolutions duly adopted by the Board of Directors of NCT authorizing the execution and delivery of such of the Restructuring Agreements as are to be executed and delivered by NCT and the consummation of the transactions contemplated thereby, and (iv) an incumbency statement identifying the officer(s) authorized to execute and deliver such of the Restructuring Agreements and such other items as are to be delivered by NCT;

                 (p) A true and correct copy of the following with respect to NCT-M, duly certified as of the Closing Date by the Secretary of NCT-M: (i) its articles of incorporation, (ii) its by-laws, (iii) all resolutions duly adopted by the Board of Directors of NCT-M authorizing the execution and delivery of such of the Restructuring Agreements as are to be executed and delivered by NCT-M and the consummation of the transactions contemplated thereby, and (iv) an incumbency statement identifying the officer(s) authorized to execute and deliver such of the Restructuring Agreements and such other items as are to be delivered by NCT-M;

                 (q) Evidence reasonably acceptable to WEM that all (i) Liens encumbering or otherwise pertaining to the Assets have been fully satisfied and discharged, and
                       (ii) NCT has paid to Gardner-Denver, Inc. all amounts owed by any of the NCT Parties to Gardner-Denver, Inc.

                 (r) Evidence reasonably acceptable to WEM that each of the NCT Parties has prepared and filed, or caused to be prepared and filed, all tax returns and reports related to the Assets which (i) are required to be filed on or before the Closing Date, (ii) pertain to Taxes that are required by law to be paid or filed by the NCT Party in question, or (iii) are returns and reports for Transfer Taxes;

                 (s)   the Consents;

                 (t) A Mutual Release Agreement in the form attached hereto as EXHIBIT 3.03;

                 (u)   the Closing Statement; and

                 (v) such other instruments and documents as are required by any other provisions of this Agreement or reasonably necessary to effect the performance of the Restructuring Agreements by the NCT Parties. oo(v)osuch other instruments and documents as are required by any other provisions of this Agreement or reasonably necessary to effect the performance of the Restructuring Agreements by the NCT Parties.

                 5.03 Deliveries by WEM to NCT Parties. At the Closing, WEM shall deliver or cause to be delivered to the NCT

Parties, duly executed on behalf of WEM or Walker in the case of items to be executed by WEM or Walker, as the case may be:

                 (a) Subject to Section 4.01 above and Section 9.04 below, the Cash Payment;

                 (b)   The CPH License Agreement;

                 (c)   The NCT License Agreement;

                 (d)   The Support, Research and Development Agreement;

                 (e)   An original counterpart of the Sublease Agreement;

                 (f) A good standing certificate of WEM dated and issued by the Secretary of State of Delaware not more than thirty (30) days prior to the Closing Conference Date;

                 (g) Certificates substantially in the form attached hereto as EXHIBIT 5.03(g)-1 AND 5.03(g)-2 certifying to the satisfaction of all corporate authorization requirements of Walker and WEM to enter into the Restructuring Agreements and to consummate the transactions contemplated thereby;

                 (h) A Mutual Release Agreement in the form attached hereto as EXHIBIT 3.03;

                 (i)   The Original Certificate; and

                 (j)   The Closing Statement.


          ARTICLE VI -- WARRANTIES AND REPRESENTATIONS OF NCT PARTIES

                 The NCT Parties, jointly and severally, make the following representations and warranties to WEM as of the date of this Agreement and as of the effective time of the Closing, all of which shall survive the Closing for a period of two years from and after the Closing, except that (i) the representations and warranties set forth in Section 6.10 shall survive for a period of four years from and after the Closing, and (ii) no temporal limitation shall apply with respect to the warranties and representations in Sections 6.05, 6.06, 6.07, 6.11, 6.12 and 6.16 (to the extent that such Section
6.16 is applicable with respect to any other warranties and representations which survive beyond the aforementioned two-year survival period) below:

              6.01 Organization and Qualification of CPH. CPH is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own and operate such of the Assets which are owned or operated by CPH and to carry on its business.
CPH is qualified to do business in all jurisdictions in which the character or location of the Assets or the nature of CPH's business makes such qualification necessary.

              6.02 Organization and Qualification of NCT. NCT is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own and operate such of the Assets which are owned or operated by NCT and to carry on its business.
NCT is qualified to do business in all jurisdictions in which the character or location of the Assets or the nature of NCT's business makes such qualification necessary.

              6.03 Organization and Qualification of NCT-M. NCT-M is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own and operate such of the Assets which are owned or operated by it and to carry on its business. NCT-M is qualified to do business in all jurisdictions in which the character or location of the Assets or the nature of NCT-M's business makes such qualification necessary.

              6.04  Authority Relative to this Agreement.  Each of the
NCT Parties has the requisite power and authority to execute and deliver such of the Restructuring Agreements and the other documents to be executed and delivered by the NCT Party in question at the Closing in accordance with this Agreement, and to consummate the transactions contemplated thereby. The execution and delivery by each NCT Party of the Restructuring Agreements and such other documents to be delivered by such NCT Party hereunder, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of the NCT Party in question and each of the Restructuring Agreements, when fully executed and delivered, shall constitute legal, valid and binding obligations of each NCT Party which is a party thereto, enforceable against each such NCT Party in accordance with the terms thereof, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

              6.05  Consents and Approvals.  Except as disclosed on
SCHEDULE 6.05, the execution and delivery by the NCT Parties of the Restructuring Agreements do not, and compliance by each of the NCT Parties which is a party thereto with the terms thereof and consummation of the transactions contemplated thereby will not, require any of the NCT Parties to obtain any consent, approval, exemption, authorization or other action of, or make any filing with or give any notice to, any court, administrative agency or other governmental authority or any other Person.

              6.06 No Violation. The execution and delivery by the NCT Parties of the Restructuring Agreements do not, and the performance thereunder by each of the NCT Parties which is a party thereto will not, (i) conflict with or result in a breach of the certificate of incorporation or by-laws of any NCT Party, or (ii) upon the Closing, violate, or conflict with, or constitute a default under, or give to any person or entity a right of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any Lien upon the Assets under, any laws applicable to any of the NCT Parties or any of the Assets, or any mortgage, indenture, agreement, judgment, decree or court order to which any of the NCT Parties is a party or by which any of the Assets are bound.

              6.07  Ownership of Assets.  Except as otherwise disclosed on
SCHEDULE 6.07, (i) each of the NCT Parties has good and merchantable title to the Assets which are subject to the transactions engaged in by the NCT Party pursuant to this Agreement, and the Assets are owned free and clear of any Liens.

              6.08  Litigation.  Except as otherwise disclosed on
SCHEDULE 6.08, (i) there are no actions, suits, claims, arbitration proceedings, charges, complaints or governmental investigations or inquiries pending or, to the Knowledge of the NCT Parties, threatened against any of the NCT Parties or WNCT, and (ii) the Assets are not subject to any order, judgment, or decree of any court or governmental agency.

              6.09 Tax Matters. Each of the NCT Parties has (i) filed when due all income, excise and other tax returns and reports which it is required to file with respect to the Assets or its operations or business, and
(ii) paid all Taxes which have become due with respect to the Assets or its operations or business, including any Taxes which it was obligated to withhold from amounts owing to any employee, creditor or other person or entity. There are no pending, or to the Knowledge of the NCT Parties, threatened or proposed tax audits, tax assessments or claims from taxing authorities for deficiencies, penalties or interest against an NCT Party. None of the Assets are (i) owned for tax purposes by Persons other than the NCT Party which is engaged in each transaction contemplated hereunder with respect to each of the Assets, or (ii) subject to the "alternative depreciation system" (within the meaning of Section 168(g) of the Code).None of the Assets is property that WEM or its Affiliates will be required to treat as "tax-exempt use property" (within the meaning of Section 168(h)(1) of the Code).

No "industrial development bonds" (within the meaning of Section 103 of the Internal Revenue Code of 1954, as amended and in effect prior to the enactment of the Tax Reform Act of 1986), "private activity bonds" (within the meaning of
Section 141 of the Code), or other tax exempt financing are outstanding that have been used to finance the Assets, whether leased or owned. The basis of the Assets will not be affected by prior transactions between any of the NCT Parties and any of their Affiliates and Walker or WEM and their Affiliates under Section 338 of the Code.

              6.10  No Infringements.  Except as set forth on SCHEDULE
6.10(a) attached hereto, to the Knowledge of the NCT Parties, none of the patents or other intellectual property which comprises a part of or are the subject of any rights comprising a part of the Assets infringes upon any patent or other rights of any other Person, nor are there any actions, suits, claims, proceedings, investigations or claims pending, or to the Knowledge of the NCT Parties, threatened against any of the NCT Parties with respect to any actual or alleged infringement. Except as set forth in SCHEDULE 6.10(b), there is not to the Knowledge of the NCT Parties any actual or potential infringement of any of the patents or other intellectual property which comprises a part of or which is the subject of any of the rights comprising a part of the Assets by any other Person, nor is any of the NCT Parties prosecuting any proceeding or investigation concerning any such actual or potential infringement.

              6.11 Solvency. Each of the NCT Parties is paying its debts as they become due, the value of the assets of each NCT Party is greater than the sum of its debts, and each NCT Party is solvent. The consummation of the transactions contemplated by this Agreement will not render any of the NCT Parties insolvent. None of the NCT Parties is engaged or about to engage in a business or transaction for which its remaining assets will be unreasonably small in relation to such business or transaction, and none of the NCT Parties intends to incur, nor does it believe or have any reason to believe that it will incur, any debts beyond its ability to pay as such debts become due. None of the NCT Parties has any intention to seek, nor to the Knowledge of the NCT Parties is there any intention by any other Person to cause such NCT Party to be the subject of any proceedings seeking, relief under any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws effecting creditor's rights and remedies.

              6.12  Restrictive Covenants.  None of the Transferred
Employees is bound by or otherwise subject to any confidentiality covenant or other restrictive covenant in favor of any of the NCT Parties which would bar any such employee from employment with WEM or any Affiliate of WEM or from using or disclosing to WEM or any Affiliate thereof (but only to WEM or such Affiliate or, with respect to information pertaining to technology or other intellectual property which is subject to one or both of the License Agreements, to a third party to the extent permitted under the License Agreements) knowledge gained while employed by any NCT Party or affiliate thereof to the extent that this knowledge pertains to any patents or other intellectual property which may be used by WEM pursuant to any of the License Agreements.

              6.13 Condition of Certain Assets. THE NCT INVENTORY AND THE NCT EQUIPMENT IS BEING TRANSFERRED "AS IS, WHERE IS." NONE OF THE NCT PARTIES MAKES ANY WARRANTY OR REPRESENTATION CONCERNING THE CONDITION OF THE NCT INVENTORY OR THE NCT EQUIPMENT, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

              6.14 Absence of Liabilities. Except as set forth in the books and records of WNCT, there are no liabilities, absolute or contingent, of WNCT or which otherwise pertain to the NCT-M Partnership Interest.

              6.15 Accuracy of Representations and Warranties Accuracy of Representations and Warranties . No representation or warranty made by any of the NCT Parties herein contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it is made.

ARTICLE VII -- REPRESENTATIONS AND WARRANTIES OF
               WALKER AND WEM

              Walker and WEM, jointly and severally, make the following representations and warranties to the NCT Parties as of the date of this Agreement and as of the effective time of the Closing, all of which shall survive the Closing for a period of two years.

              7.01  Organization.   Walker and WEM are corporations duly
organized, validly existing and in good standing under the laws of the State of Delaware.

              7.02  Authority Relative to this Agreement.  Walker and
WEM each have the requisite corporate power and authority to execute and deliver such of the Restructuring Agreements as are to be executed and delivered by them and each of the other documents to be executed and delivered by them at the Closing in accordance with this Agreement, and to consummate the transactions contemplated thereby. The execution and delivery by Walker and WEM of the Restructuring Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Walker and WEM. This Agreement and each of the other Restructuring Agreements, when executed and delivered by Walker or WEM, shall constitute a legal, valid and binding obligation of Walker or WEM, as the case may be, enforceable against it in accordance with the terms thereof, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and to the effect of general principles of equity, regardless of whether enforcement is considered in a proceeding at law or in equity.

                       ARTICLE VIII -- EMPLOYMENT MATTERS

              8.01 Limited Restrictive Covenant Release. The NCT Parties hereby acknowledge that the Transferred Employees became employees (or, in the case of Lance Bischoff, an independent contractor) of Walker at the request of and with the approval of the NCT Parties. The NCT Parties hereby release each of the Transferred Employees from any confidentiality or other restrictive covenants that would otherwise apply during the time that these persons are employed by, or act as independent contractors of, WEM or any Affiliate of WEM to the extent necessary to ensure the accuracy of the warranties and representations set forth in Section 6.12 above.

                         ARTICLE IX -- OTHER COVENANTS

              9.01 Development Rights. The NCT Parties hereby acknowledge and agree that except to the extent otherwise expressly provided in the License Agreements, WEM shall have the right to enter into any partnership, joint venture or other arrangement or enterprise for purposes of using, exploiting or further developing any or all of the Assets. Without limiting the generality of the foregoing, WEM shall have the right to enter into arrangements with any third party pursuant to which WEM may use or incorporate any intellectual property or other developments of the third party in connection with the use, exploitation or development of any of the Assets by WEM which is not inconsistent with the provisions of the License Agreements. WEM hereby acknowledges and agrees that any warranty or indemnification obligations of the NCT Parties applicable to any of the Assets shall not apply with respect to, and to the extent of, any alterations or modifications to the Assets in question made by WEM itself or on behalf of WEM by any party other than one or more of the NCT Parties.

              9.02 Termination of Original Agreements. Except as otherwise expressly provided to the contrary in any of the Restructuring Agreements or in this Section 9.02, each of the Original Agreements shall be deemed to have been terminated as of the Closing and upon such termination none of the parties thereto shall have any further obligation or liability thereunder. Notwithstanding the foregoing, if any rights or obligations provided for pursuant to any of the license agreements which comprise part of the Restructuring Agreements are adjudicated to be unenforceable, the corresponding rights and obligations, if any, provided pursuant to the license agreement which constitutes a part of the Original Agreements shall apply, with WEM as a permitted successor to WNCT, and for such purpose shall thereafter remain in effect perpetually except to the extent that the same would terminate as provided in the corresponding license agreement which constitutes a part of the Restructuring Agreements, and such license agreements are hereby amended in all respects necessary to give effect to the provisions of this Section 9.02 and no further action shall required by any party thereto to effect such amendments.

              9.03 Transfer Taxes. All Transfer Taxes payable in connection with any of the transactions which are contemplated by this Agreement to be consummated at the Closing shall be borne and paid solely by the NCT Parties, which shall be jointly and severally liable therefor, and paid at the Closing and any such amounts not paid prior to or at the Closing may, at WEM's option, be withheld by WEM from the Cash Payment and paid directly by WEM to the taxing authority in question. Provided that WEM is furnished with appropriate tax exemption certificates and evidence satisfactory to WEM that the NCT Parties have satisfied or otherwise complied with all requirements under any applicable law with respect to any claimed exemption, WEM shall not deduct or withhold any such Transfer Taxes from the Cash Payment to the extent such exemption is satisfied.

              9.04 Liability for Taxes. Without affecting liabilities for which WEM is already responsible by virtue of its position as an existing general partner in WNCT and without limiting the generality of Section 2.03 above, WEM is not assuming any liability for any Taxes imposed on or in connection with the Assets for taxable periods or portions thereof ending on or before the Closing Date. The apportionment of liabilities for Taxes for Straddle Periods, other than Transfer Taxes (as provided in Section 9.04), shall be based on actual taxable events and activities, except for (if any) property Taxes, payments in lieu of such Taxes, and similar Taxes or fees which shall be apportioned between the NCT Parties and WEM on a pro-rata daily basis over the relevant tax period, based on the tax period or portions thereof for which each is responsible (with the day immediately following the Closing Date being the first day WEM owns the Assets for purposes of this Section 9.05). Notwithstanding anything provided herein to the contrary, the NCT Parties shall be responsible for all income Taxes incurred, arising from or imposed as a result of the sale and transfer of the Assets pursuant to this Agreement. The amount of (if any) property Taxes, payments in lieu of such Taxes or similar

Taxes or fees, if any, used for settlement at the Closing and owed by any of the NCT Parties shall be credited against the Cash Payment payable by WEM at the Closing.

              9.05 Allocations. The Cash Payment and other items constituting consideration paid by WEM or received by any of the NCT Parties in connection with the transactions to be consummated at the Closing shall be allocated among the Assets and other acquired rights as set forth in SCHEDULE
9.05 attached hereto. Each of the NCT Parties (on the one hand) and WEM (on the other hand) shall file any reports required to be filed under applicable laws or regulations, including without limitation I.R.S. Form 8594, consistent with such allocation.

              9.06 Bulk Transfer Law Requirements. Each of the parties hereto hereby waives compliance by all parties hereto with the requirements of any applicable Bulk Transfer Laws; provided, that such waiver shall not constitute a waiver of, or affect the generality of or limit the effect of any of, the provisions of any of the Restructuring Agreements (including without limitation the indemnification obligations set forth in Section 7.01 of the Support, Research and Development Agreement).

                        ARTICLE X -- GENERAL PROVISIONS

              10.01 Entire Agreement. This Agreement and the schedules and exhibits attached hereto constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, arrangements and communications of the parties dealing with such subject matter, whether oral or written. No other promise, agreement, understanding, or representation with respect to such subject matter will be binding unless made in writing and signed by the parties hereto. All amendments to this Agreement must be in writing and signed by all of the parties hereto.

              10.02 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving affect to the conflicts of law principles thereof, in every respect, including but not limited to validity, interpretation and performance, notwithstanding that one or more of the parties to this Agreement may now be or hereafter become domiciled in or a resident of another state or a foreign country.

              10.03 Non-Exclusive Forum. The parties hereto agree that the Circuit Court of Lake County, Illinois and the Federal District Court for the Northern District of Illinois located in Chicago, Illinois, shall each have non-exclusive jurisdiction to adjudicate any dispute between the parties hereto which arises out of or in connection with this Agreement.

              10.04 Severability. In the event that any provision of this Agreement is held illegal or invalid for any reason, such illegality or invalidity shall at the option of the party against whom the same is asserted not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if that illegal and invalid provision had never been inserted herein.

              10.05 Notices. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                 If to CPH:

                 c/o Noise Cancellation Technologies, Inc.
                 1015 W. Nursery Road
                 Linthicum, Maryland  21090-1203
                 Telecopy: (410) 636 - 5989
                 Attention:  President

                 If to NCT:

                 Noise Cancellation Technologies, Inc.
                 1015 W. Nursery Road
                 Linthicum, Maryland  21090-1203
                 Telecopy: (410) 636 - 5989
                 Attention:  President


                 If to NCT-M:

                 c/o Noise Cancellation Technologies, Inc.
                 1015 W. Nursery Road
                 Linthicum, Maryland  21090-1203
                 Telecopy: (410) 636 - 5989
                 Attention:  President

                 If to Walker:
                 Walker Manufacturing Company,
                    a division of Tennessee Gas Pipeline Company
                 Attention: President
                 111 Pfingsten Road
                 Deerfield, IL  60015
                 Telecopy: (708) 940-6196

                 with a copy to:

                 Virginia L. Kearns
                 General Counsel
                 Tenneco Automotive
                 111 Pfingsten Road
                 Deerfield, IL  60015
                 Telecopy: (708) 940-6196

                 If to WEM:
                 Walker Electronic Mufflers, Inc.
                 Attention: President
                 111 Pfingsten Road
                 Deerfield, IL  60015
                 Telecopy: (708) 940-6196

                 with a copy to:

                 Virginia L. Kearns
                 General Counsel
                 Tenneco Automotive
                 111 Pfingsten Road
                 Deerfield, IL  60015
                 Telecopy: (708) 940-6196

All such notices and communications shall be deemed received upon the earlier of (a) actual receipt thereof by the addressee, or (b) actual delivery thereof to the appropriate address, or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

              10.06 Captions. Section headings and numbers herein are included for convenience of reference only, and if there shall be any conflict between any such numbers and headings and the text of this Agreement, the text shall control.

              10.07 Waiver. The failure (with or without intent) of any party to insist upon the strict performance by any other party of any provision of this Agreement shall not be deemed to constitute a modification of any of the provisions hereof, or a waiver of the right to insist at any time thereafter upon performance strictly in accordance with the provisions of this Agreement. No waiver of any term, condition or provision shall operate as a waiver of any other term, condition or provision of the Agreement, and no waiver of any term, condition or provision shall operate as a continuing waiver.

              10.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original, and all of which taken together shall constitute one and the same instrument.

              10.09 Assignment Restriction. None of the NCT Parties may assign or delegate any of the benefits or duties under this Agreement without the prior written consent of each other party.

              10.10 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, permitted transferees, successors and assigns, including any entity with which any corporate party may merge or consolidate or to which it may transfer substantially all of its assets. This Agreement and all conditions and provisions hereof are intended for the sole and exclusive benefit of the parties hereto and their respective permitted assignees hereunder. Nothing in this Agreement shall give any other person any legal or equitable right, remedy or claim under or in respect of the matters covered by this Agreement.

              10.11 Equitable Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their respective duly authorized officers on the date first above written.


NOISE CANCELLATION                                 NCT MUFFLER, INC.
  TECHNOLOGIES, INC.

By:/s/ Michael J. Parrella                 By:/s/ Michael J. Parrella
   -----------------------                    -----------------------
  Michael Parrella                            -----------------------
   Its President                              Its President


CHAPLIN PATENTS
  HOLDING CO., INC.

By:/s/ Michael J. Parrella
   -----------------------

   -----------------------
   Its President
       -------------------

WALKER MANUFACTURING COMPANY,              WALKER NOISE CANCELLATION
  A DIVISION OF TENNESSEE                            TECHNOLOGIES, a New York
  PIPELINE COMPANY                                   General Partnership

By:/s/ Lyle S. Lohmeyer                    By:  WALKER ELECTRONIC
   -----------------------                         MUFFLERS, INC., a
                                                General Partner
   -----------------------
   Its Vice President
       -------------------

                                                   By:/s/ Lyle S. Lohmeyer
                                                      ---------------------
                                                      Its Vice President
                                                      ---------------------


WALKER ELECTRONIC                                  By:  NCT MUFFLER, INC., a
  MUFFLERS, INC.                                     General Partner

By:/s/ Lyle S. Lohmeyer                    By:/s/ Michael J. Parrella
   -----------------------                    -----------------------
    Its Vice President                             Its President
       --------------------                           ------------------